As filed with the Securities and Exchange Commission on November      , 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Coeur d’Alene Mines Corporation

(Exact name of registrant as specified in its charter)

Idaho	82-0109423
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Coeur d’Alene Mines Building

505 Front Avenue
Coeur d’Alene, Idaho 83814
(208) 667-3511
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Dennis E. Wheeler

Chairman of the Board and Chief Executive Officer
400 Coeur d’Alene Mines Building
505 Front Avenue
Coeur d’Alene, Idaho 83814
(208) 667-3511
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew E. Bogen, Esq.
Timothy J. Hart, Esq.
Gibson, Dunn & Crutcher, LLP
333 South Grand Avenue
Los Angeles, California 90067
(213) 229-7000

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:     ☐

      If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:     ☑

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:     ☐

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)	Per Unit(1)	Price(1)(2)	Registration Fee

Common Stock(3)	$125,000,000	(2)	$125,000,000	$11,500(7)

Preferred Stock(4)

Warrants(5)

Debt Securities(6)

(1)	In no event will the aggregate maximum offering price of all securities offered and sold pursuant to this registration statement exceed $125,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.D. of Form S-3, and (b) will be determined, from time to time, by the registrant in connection with the issuance of the securities registered hereunder.

(3)	Subject to footnote (1), there is being registered hereunder an indeterminate number of shares of common stock as may be sold, from time to time, by the registrant. There is also being registered hereunder an indeterminate number of shares of common stock that may be issued upon conversion of preferred stock or debt securities or exercise of warrants registered hereunder.

(4)	Subject to footnote (1), there is being registered hereunder an indeterminate number of shares of preferred stock as may be sold, from time to time, by the registrant. There is also being registered hereunder an indeterminate number of shares of preferred stock that may be issued upon exercise of warrants hereunder.

(5)	Subject to footnote (1), there is being registered hereunder an indeterminate number of warrants as may be sold, from time to time, by the registrant.

(6)	Subject to footnote (1), there is being registered hereunder an indeterminate number of debt securities as may be sold, from time to time, by the registrant. There is also being registered hereunder an indeterminate number of debt securities that may be issued upon exercise of warrants hereunder.

(7)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended. All of this amount was previously paid in connection with Coeur d’Alene Mines Corporation’s registration statement on Form S-4 initially filed with the Commission on June 20, 2001 (File No. 333-63472) and is being applied towards the currently due filing fee pursuant to Rule 457(p).

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED NOVEMBER      , 2002

PROSPECTUS

$125,000,000

COEUR D’ALENE MINES CORPORATION

COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES

AND
WARRANTS TO PURCHASE THE ABOVE SECURITIES

        This prospectus provides a general description of the debt securities, preferred stock, common stock and warrants we may offer from time to time. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

      The aggregate initial offering price of all securities sold under this prospectus will not exceed $125,000,000.

      Our common stock is listed on the New York Stock Exchange under the symbol “CDE.”

       Investing in our securities involves a high degree of risk. See “Risk Factors” contained in the “Business” section of our filings with the SEC and the applicable prospectus supplement.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November      , 2002

ABOUT THIS PROSPECTUS
THE COMPANY
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
CHANGE OF INDEPENDENT PUBLIC ACCOUNTANTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.A
EXHIBIT 5.B
EXHIBIT 12

We have not authorized anyone to give any information or make any representation about us that is different from or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applied.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      This prospectus “incorporates by reference” certain reports we file with the Securities and Exchange Commission, which means that we can disclose important information by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement we filed with the SEC using a “shelf “registration process. The aggregate offering prices of all securities that may be sold under this prospectus will not exceed $125,000,000. Of that amount, we may sell any combination of the securities described in this prospectus from time to time.

      The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities, which may include guarantees of the debt securities by some or all of our subsidiaries;

•	preferred stock;

•	common stock; and

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities.

      We may sell these securities either separately or in units. We may issue debt securities convertible into shares of our common stock or preferred stock. The preferred stock issued may also be convertible into shares of our common stock or another series of preferred stock. This prospectus provides a general description of the securities that may be offered. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which we will sell the securities;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

      In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.

THE COMPANY

      Coeur d’Alene Mines Corporation is the world’s largest primary silver producer and is engaged through its subsidiaries in the operation and/or ownership, development and exploration of silver and gold mining properties and companies located primarily within the United States (Nevada, Idaho and Alaska) and South America (Bolivia, Chile and Argentina). In 2001, we produced approximately 10.9 million ounces of silver and approximately 96,000 ounces of gold. In 2002, we expect to produce 14.5 million ounces of silver and 110,000 ounces of gold.

      Our principal silver mines are located in Nevada (the Rochester Mine) in the Silver Valley region of northern Idaho (the Galena Mine), in southern Chile (the Cerro Bayo Mine) and in Argentina (the Martha Mine). In addition, we own or lease, either directly or through our subsidiaries, silver and gold development projects in Bolivia (the San Bartolomé silver project) and in Alaska (the Kensington Property). We also control promising properties with significant silver exploration potential close to our existing mining operations. Our customers are bullion trading banks that purchase silver and gold from us and then sell these metals to end users for use in industry applications such as electronic circuitry, in jewelry and silverware production and in the manufacture and development of photographic film. In addition, we sell high grade gold and silver concentrates to smelters in Japan, Canada and the United States.

      We were incorporated in Idaho in 1928. Our principal executive office is located at 505 Front Avenue, P.O. Box I, Coeur d’Alene, Idaho 83814 and our telephone number is (208) 667-3511.

USE OF PROCEEDS

      We intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include repayment of indebtedness. Until such time as we use the proceeds for general corporate purposes, we intend to invest the net proceeds in high quality, interest-bearing instruments.

RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

											Nine Months
											Ended
	Years Ended December 31,										September 30,

	1997		1998		1999		2000		2001		2001	2002

											(Unaudited)
Ratio of earnings to fixed charges	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$2.37	$	N/A

      Other than the nine month period ended September 30, 2001, our earnings were inadequate to cover fixed charges for each of the last five years and the most recent interim nine-month period. Earnings were insufficient to cover fixed charges in the following amounts: $18.1 million in 1997; $227.0 million in 1998; $29.3 million in 1999; $47.5 million in 2000; $3.1 million in 2001, and $35.1 million in the nine months ended September 30, 2002.

      For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and gains/(losses) on the early retirement of debt and fixed charges, and fixed charges consist of interest and that portion of rent deemed representative of interest. Fixed charges consist of interest, preferred stock dividends and that portion of rent deemed representative of interest.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

      This prospectus contains forward looking information. This forward looking information is subject to risks and uncertainties. In some cases, you can identify forward looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our filings with the SEC and in the applicable prospectus supplement attached hereto. These factors may cause our actual results to differ materially from any forward looking statement. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

DESCRIPTION OF DEBT SECURITIES

      The following sets forth certain general terms and provisions of the indentures under which the debt securities are to be issued. The particular terms of the debt securities will be set forth in a prospectus supplement relating to such debt securities.

      The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the prospectus supplement. As indicated in the applicable prospectus supplement, the debt securities will either be senior debt, senior to all future subordinated indebtedness of the Company and pari passu with other current and future unsecured, unsubordinated indebtedness of the Company or, in the alternative, subordinated debt subordinate in right of payment to current and future senior debt and pari passu with other future subordinated indebtedness of the Company. The debt securities will be issued under an indenture in the form that has been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplemental indentures as are adopted from time to time. The indentures will be executed by the Company and one or more trustees. The following summary of certain provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by, reference to all the provisions of the indentures, including the definitions therein of certain terms. Wherever particular sections or defined terms of the indentures are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

General

      The indentures will not limit the amount of debt securities that may be issued thereunder. Reference is made to the prospectus supplement of the following terms of the debt securities offered pursuant thereto: (i) designation (including whether they are senior debt or subordinated debt and whether such debt is convertible), aggregate principal amount, purchase price and denomination; (ii) the date of maturity; (iii) interest rate or rates (or method by which such rate will be determined), if any; (iv) the dates on which any such interest will be payable and the method of payment (cash or common stock); (v) the place or places where the principal of and interest, if any, on the debt securities will be payable; (vi) any redemption or sinking fund provisions; (vii) any rights of the holders of debt securities to convert the debt securities into other securities or property of the Company; (viii) the terms, if any, on which such debt securities will be subordinate to other debt of the Company; (ix) if other than the principal amount hereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy; (x) any events of default in addition to or in lieu of those described herein and remedies therefor; (xi) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities; (xii) listing (if any) on a securities exchange; (xiii) whether such debt securities will be certificated or in book-entry form; and (xiv) any other specific terms of the debt securities, including any additional events of default or covenants provided for with respect to debt securities, and any terms that may be required by or advisable under United States laws or regulations.

      Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indentures.

      Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that, at the time of issuance, is below the prevailing market rate, will be sold at a discount below its stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities or to any debt securities issued at par that is treated as having been issued at a discount for United States income tax purposes will be described in the relevant prospectus supplement.

      The indentures will not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “— Consolidation, Merger and Sale of Assets.” The Company’s Articles of Incorporation also contains other provisions which may prevent or limit a change of control. See “Description of Capital Stock.”

Modification and Waiver

      Each indenture will provide that modifications and amendments of such indenture may be made by the Company and the applicable trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities issued under such indenture that are affected by the modification or amendment voting as one class; provided that no such modification or amendment may, without the consent of the holder of each such debt security affected thereby, among other things: (a) extend the final maturity of such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or extend the time or reduce the amount of any payment to any sinking fund or analogous obligation relating to such debt securities, or materially and adversely affect any right to convert such debt securities in accordance with such indenture or impair or affect the right of any holder of debt securities to institute suit for the payment thereof or, if such debt securities provide therefor, any right of repayment at the option of the holder, (b) reduce the aforesaid percentage of such debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, (c) reduce the percentage of such debt securities of any series necessary to consent to waive any past default under such indenture to less than a majority, or (d) modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby, provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to “the trustee” and concomitant changes in such section or the deletion of this proviso.

      Each indenture will provide that a supplemental indenture that changes or eliminates any covenant or other provision of such indenture that has expressly been included solely for the benefit of one or more particular series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under such indenture of the holders of debt securities of any other series.

      The indenture in the form that has been filed as an exhibit to the registration statement of which this prospectus is a part and each supplemental indenture entered into thereunder will provide that the Company and the applicable trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes: (1) to secure any debt securities issued thereunder; (2) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants, agreements and obligations of the Company in such indenture and in the debt securities issued thereunder; (3) to add to the covenants of the Company or to add any additional events of default; (4) to cure any ambiguity, to correct or supplement any provision in such indenture that may be inconsistent with any other provision of such indenture or to make any other provisions with respect to matters or questions arising under such indenture, provided that such action shall not adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect; (5) to establish the form and terms of debt securities issued thereunder; (6) to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee; (7) to permit or facilitate the issuance of debt securities in global form or bearer form or to provide for uncertificated debt securities to be issued thereunder; (8) to change or eliminate any provision of such indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior to the execution of such supplemental indenture that are entitled to the benefit of such provision; or (9) to amend or supplement any provision contained in such indenture, which was required to be contained in the indenture in order for the indenture to be qualified under the Trust indenture Act of 1939, if the Trust indenture Act of 1939 or regulations thereunder change what is so required to be included in qualified indentures, in any manner not inconsistent with what then may be required for such qualification.

Events of Default

      Unless otherwise provided in any prospectus supplement, the following will be events of default under each indenture with respect to each series of debt securities issued thereunder: (a) failure to pay principal (or premium, if any) on any series of the debt securities outstanding under such indenture when due; (b) failure to pay any interest on any series of the debt securities outstanding under such indenture when due, continued for 30 days; (c) default in the payment, if any, of any sinking fund installment when due, payable by the terms of such series of debt securities; (d) failure to perform any other covenant or warranty of the Company contained in such indenture or such debt securities continued for 90 days after written notice; (e) certain events of bankruptcy, insolvency or reorganization of the Company; and (f) any other event of default provided in a supplemental indenture with respect to a particular series of debt securities. In case an event of default described in (a), (b) or (c) above shall occur and be continuing with respect to any series of such debt securities, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. In case an event of default described in (d) above shall occur and be continuing, the applicable trustee or the holders of not less than 25% in aggregate principal amount of all debt securities of each affected series then outstanding under such indenture (treated as one class) may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all debt securities of all such series to be due and payable. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the applicable trustee, to the full extent permitted by law. Any event of default with respect to particular series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (voting as a class), except in each case a failure to pay principal of or premium, if any, or interest on such debt securities or a default in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

      Each indenture will provide that the applicable trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the applicable trustee considers it in the interest of holders to do so.

      The Company will be required to furnish to each trustee annually a statement as to its compliance with all conditions and covenants in the applicable indenture.

      Each indenture will contain a provision entitling the applicable trustee to be indemnified by the holders before proceeding to exercise any trust or power under such indenture at the request of such holders. Each indenture will provide that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the applicable trustee or of exercising any trust or power conferred upon the applicable trustee with respect to the debt securities of such series; provided, however, that the applicable trustee may decline to follow any such direction if, among other reasons, the applicable trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the applicable trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to the applicable indenture will be subject to certain conditions precedent including, without limitation, that the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding under such indenture make a written request upon the applicable trustee to exercise its powers under such indenture, indemnify the applicable trustee and afford the applicable trustee reasonable opportunity to act, but the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

      Each indenture will provide that the Company may not consolidate with, merge into or sell, convey or lease all or substantially all of its assets to any person unless the Company is the surviving corporation or the successor person is a corporation organized under the laws of any domestic jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and under such indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

      Existence. Except as permitted under “— Consolidation, Merger or Sale of Assets,” the indentures will require the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by Articles of Incorporation, Bylaws and statute) and franchises; provided, however, that the Company will not be required to preserve any right or franchise if its board of directors determines that the preservation thereof is no longer desirable in the conduct of its business.

      Maintenance of Properties. The indentures will require the Company to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its subsidiaries will not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

      Insurance. The indentures will require the Company to cause each of its and its subsidiaries’ insurable properties to be insured against loss or damage with insurers of recognized responsibility and, if described in the applicable prospectus supplement, in specified amounts and with insurers having a specified rating from a recognized insurance rating service.

      Payment of Taxes and Other Claims. The indentures will require the Company to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Company or any subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

      Provision of Financial Information. Whether or not the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the indentures will require the Company, within 15 days of each of the respective dates by which the Company would have been required to file annual reports, quarterly reports and other documents with the SEC if the Company were so subject, (i) to transmit by mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to the holders, copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such sections, (ii) to file with the applicable trustee copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such sections and (iii) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of the documents to any prospective holder.

      Additional Covenants. Any additional covenants of the Company with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Conversion Rights

      The terms and conditions, if any, upon which the debt securities are convertible into Common Stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Discharge, Defeasance and Covenant Defeasance

      Each indenture will provide with respect to each series of debt securities issued thereunder that the Company may terminate its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if: (i) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the applicable trustee for cancellation and the Company has paid all sums payable by it under the indenture; or (ii) (A) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the applicable trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee), without consideration of any reinvestment, to pay principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under such indenture, and (C) the Company delivers to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with. With respect to the foregoing clause (i), only the Company’s obligations to compensate and indemnify the applicable trustee under the indenture shall survive. With respect to the foregoing clause (ii) only the Company’s obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to compensate and indemnify the applicable trustee and to appoint a successor trustee, and its right to recover excess money held by the applicable trustee shall survive until such debt securities are no longer outstanding. Thereafter, only the Company’s obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

      Each indenture will provide that the Company (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series and (ii) may omit to comply with any term, provision, covenant or condition of such indenture, and such omission shall be deemed not to be an event of default under clause (d) of the first paragraph of “— Events of Default” with respect to the outstanding debt securities of such series; provided that the following conditions shall have been satisfied: (A) the Company has irrevocably deposited in trust with the applicable trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the applicable trustee, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the applicable trustee), as the case may be; (B) such deposit will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; (C) no default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit; (D) the Company shall have delivered to such trustee an opinion of counsel that (1) the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (2) the holders of the debt securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and (E) the Company has delivered to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with. In the case of legal defeasance under clause (i) above, the opinion of counsel referred to in clause (D)(l) above may be replaced by a ruling directed to the applicable trustee received from the Internal Revenue Service to the same effect. Subsequent to a legal defeasance under clause (i) above, the Company’s obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to compensate and indemnify the applicable trustee and to appoint a successor trustee, and its right to recover excess money held by the applicable trustee shall survive until such debt securities are no longer outstanding. After such debt securities are no longer outstanding, in the case of legal defeasance under clause (i) above, only the Company’s obligations to compensate and indemnify the applicable trustee and its right to recover excess money held by the applicable trustee shall survive.

Applicable Law

      The indentures will provide that the debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

      We may issue warrants for the purchase of our debt securities, preferred stock, or common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement. We will distribute a prospectus supplement with regard to each issue or series of warrants.

Warrants to Purchase Debt Securities

      Each prospectus supplement for warrants to purchase debt securities will describe:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	if applicable, the number of the warrants issued with a specified principal amount of our debt securities or each share of our preferred stock or common stock;

•	if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

•	the principal amount of and exercise price for debt securities that may be purchased upon exercise of each debt warrant;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

      Certificates for warrants to purchase debt securities will be exchangeable for new debt warrant certificates of different denominations. Warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

Warrants to Purchase Preferred Stock and Common Stock

      Each prospectus supplement for warrants to purchase preferred stock or common stock, will describe:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	if applicable, the number of the warrants issued with a specified principal amount of our debt securities or each share of our preferred stock or common stock;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	any provisions for adjustment of the number or amount of shares of our preferred stock or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, a discussion of material federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

      Each warrant will entitle the holder of the warrant to purchase the principal amount of debt securities or shares of preferred stock or common stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

      Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities or shares of preferred stock or common stock to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

      Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of preferred stock or common stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF CAPITAL STOCK

Common Stock

      We are authorized to issue up to 250,000,000 shares of common stock, par value $1.00 per share, of which, at September 30, 2002,

•	100,345,650 shares were outstanding and 1,059,211 shares were held as treasury stock;

•	2,540,047 shares were reserved for issuance upon the conversion of our $65.5 million principal amount of outstanding 6 3/8% debentures;

•	824,871 shares were reserved for issuance upon conversion of our $14.4 million principal amount of outstanding 7 1/4% debentures;

•	11,476,296 shares were reserved for issuance upon the conversion of our $15.5 million principal amount of outstanding 13 3/8% debentures issued 2001;

•	5,469,680 shares were reserved for issuance upon the conversion of our $7.4 million principal amount of outstanding 13 3/8% debentures issued 2002;

•	2,857,000 shares were reserved for issuance under our Executive Compensation Program;

•	and 1,200,000 shares were reserved for issuance under our Non-Employee Directors Stock Option Plan.

      The holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Holders may not cumulate their votes in elections of directors. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of our liquidation, dissolution or winding up, are entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other security. The outstanding common stock is fully-paid and non-assessable.

      Our Articles of Incorporation include what is, in effect, a fair price provision applicable to certain business combination transactions in which we may be involved. The provision requires that an interested shareholder (which is defined to mean a beneficial holder of 10% or more of our outstanding shares of common stock) not engage in certain specified transactions (e.g., mergers, sales of assets, dissolution and liquidation) unless one of three conditions is met:

•	a majority of the directors who are unaffiliated with the interested shareholder and were directors before the interested shareholder became an interested shareholder approve the transaction;

•	holders of 80% or more of the outstanding shares of common stock approve the transaction; or

•	the shareholders are all paid a “fair price,” i.e., generally the higher of the fair market value of the shares or the same price as the price paid to shareholders in the transaction in which the interested shareholder acquired its block.

      By discouraging certain types of hostile takeover bids, the fair price provision may tend to insulate our current management against the possibility of removal. We are not aware of any person or entity proposing or contemplating such a transaction.

      The transfer agent and registrar for our common stock, which is listed on the NYSE, is ChaseMellon Shareholder Services, L.L.C., Ridgefield Park, N.J.

Preferred Stock

      We are authorized to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share, no shares of which are outstanding. The Board of Directors has the authority to determine the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption and liquidation preferences, redemption prices, sinking fund terms on any series of preferred stock, the number of shares constituting any such series and the designation thereof. Holders of preferred stock have no preemptive rights. The Company reserves for issuance a sufficient number of Series B Preferred Stock for operation of its rights plan, as described below.

      On May 11, 1999, the Board of Directors of the Company declared a dividend distribution of one right for each outstanding share of our common stock. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Series B Preferred Stock at a purchase price of $100 in cash, subject to adjustment. The description and terms of the rights are set forth in a Rights Agreement, dated as of May 11, 1999, between us and ChaseMellon Shareholder Services, L.L.C., as rights agent. The rights are not exercisable or detachable from the common stock until ten days after any person or group acquires 20% or more (or commences a tender offer for 30% or more) of our common stock. If any person or group acquires 30% or more of our common stock or acquires us in a merger or other business combination, each right (other than those held by the acquiring person) will entitle the holder to purchase preferred stock of Coeur d’Alene Mines or common stock of the acquiring company having a market value of approximately two times the $100 exercise price. The rights expire on May 24, 2009, and can be redeemed by us at any time prior to their becoming exercisable. Shares of common stock issued prior to the expiration date of the rights upon conversion of our debentures will be accompanied by rights.

PLAN OF DISTRIBUTION

      The securities being offered by this prospectus may be sold:

•	through agents,

•	to or through underwriters,

•	through broker-dealers (acting as agent or principal),

•	directly by us to purchasers, through a specific bidding or auction process or otherwise, or

•	through a combination of any such methods of sale.

      The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

      Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

      If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

      If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

      We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

      Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

      Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

      Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

      Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS

      The legality of the securities offered hereby will be passed upon for us by Gibson, Dunn & Crutcher, LLP, Los Angeles, California. The legality of the common stock offered hereby will be passed upon for us by William F. Boyd.

EXPERTS

      The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firms as experts in giving said reports.

CHANGE OF INDEPENDENT PUBLIC ACCOUNTANTS

      On July 22, 2002, we dismissed our independent public accountants, Arthur Andersen LLP, and retained KPMG LLP to act as our independent auditors. Arthur Andersen had been our independent public accountants since 1999. In connection with Arthur Andersen’s audit of the consolidated financial statements for the fiscal years 1999, 2000, and 2001, and in connection with the subsequent period up to their dismissal, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, nor any reportable events. Arthur Andersen’s report on our consolidated financial statements for the fiscal years ended December 31, 1999, 2000, and 2001 contained no adverse opinion or disclaimer of opinion and was not modified or qualified as to uncertainty, audit scope or accounting principles, except that Arthur Andersen’s report dated February 15, 2002 stated that the financial statements included in our annual report on Form 10-K for the year ended December 31, 2001 had been prepared assuming that we will continue as a going concern. The decision to change auditors was unanimously approved by our board of directors, including all of the members of our audit committee. Prior to the dismissal of Arthur Andersen, we had not consulted with KPMG on any accounting matters. KPMG has reviewed the disclosure contained in this section of the prospectus.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference facilities at 450 Fifth

Street, N.W., Washington, D.C. 20549; The Woolworth Building, 233 Broadway, New York, New York 10279; and 175 W. Jackson Boulevard, Suite 900, Chicago, IL 60604. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities.

      We filed a registration statement on Form S-3 with the SEC to register the securities being offered in this prospectus. This is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to “incorporate by reference “information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, as amended;

•	Current Report on Form 8-K filed May 22, 2002;

•	Current Report on Form 8-K filed June 5, 2002;

•	Current Report on Form 8-K filed July 23, 2002 as amended;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2002;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2002; and

•	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 1-08641), filed March 28, 1990, and any amendments or reports filed for the purpose of updating that description.

      We also incorporate by reference additional documents that we may file with the SEC after the date of this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing such documents.

      Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      You may request a copy of these filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Corporate Secretary

Coeur d’Alene Mines Corporation
400 Coeur d’Alene Mines Building
505 Front Avenue
Coeur d’Alene, Idaho 83814

      Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

      The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the securities registered hereby:

SEC Registration fee	$—
NYSE listing fee	283,500
Printing, duplicating and engraving expenses	30,000
Legal fees and expenses (other than Blue Sky)	200,000
Accounting fees and expenses	45,000
Rating agency fees and expenses	25,000
Trustee’s fees and expenses	25,000
Blue sky fees and expenses	7,500
Miscellaneous	34,000

Total	$650,000

Item 15.     Indemnification of Directors and Officers

      Under Title 30, Section 30-1-5 of the Idaho Code and Article VI(b) of the Registrant’s By-Laws, the Registrant’s directors and officers may be indemnified against certain liabilities which they may incur in their capacities as such. The material terms of the indemnification provisions are indemnification:

•	with respect to civil, criminal, administrative or investigative proceedings brought because the defendant is or was serving as an officer, director, employee or agent of the Company;

•	for judgments, fines and amounts paid in settlement reasonably incurred;

•	if the defendant acted in good faith and reasonably believed in the case of conduct in his official capacity that his conduct was in the best interests of the Company, and in all other cases that his conduct was at least not opposed to the best interests of the Company; and

•	if, with respect to a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

      Attorney’s fees are included in such indemnification to the extent the indemnified party is successful on the merits in defense of the proceeding. If the foregoing criteria are met, indemnification also applies to a suit threatened or pending by the Company against the officer, director, employee or agent with respect to attorney’s fees unless there is negligence on the part of the indemnified party. Indemnification is made only upon a determination by the Company that it is proper under the circumstances because the applicable standard is met. The determination shall be made by a majority vote of:

•	a quorum of the board of directors consisting of those persons who are not parties to the proceeding;

•	if such a quorum is not available, by independent legal counsel in writing; or

•	by the shareholders.

      Generally, expenses for defense may be paid in advance of final disposition of the proceeding if the indemnified party provides a written affirmation of his good faith belief that he has met the relevant standard of conduct under the Idaho Code and further provides a written undertaking to repay such amounts if it is determined that the applicable standard has not been met. The Registrant also has an officers’ and directors’ liability insurance policy. This insurance policy contains a limit of liability of $10 million with a retention to the Company of $500,000, on a claims made basis. The policy covers claims against officers and directors for

“wrongful acts” and also reimburses the Company to the extent the Company indemnifies officers and directors in accordance with applicable law and its by-laws. “Wrongful act” is defined to mean any breach of duty, neglect, error, misstatement, misleading statement, omission or act by the directors or officers of the Company in their respective capacities as such, or any matter claimed against them solely by reason of their status as directors or officers of the Company. The policy contains numerous exclusions of liability which are exceptions to coverage.

Item 16.     Exhibits

      See Exhibit Index attached hereto and incorporated by reference.

Item 17.     Undertakings

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho, on this 22nd day of November, 2002.

COEUR D’ALENE MINES CORPORATION

By:	/s/ DENNIS E. WHEELER

Dennis E. Wheeler
Chairman of the Board and
Chief Executive Officer

POWERS OF ATTORNEY

      KNOWN ALL PERSONS BY THESE PRESENT, that each persons whose signature appears below hereby constitutes and appoints Dennis E. Wheeler and Geoffrey A. Burns, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities And Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DENNIS E. WHEELER Dennis E. Wheeler	Chairman of the Board of Directors, Chief Executive Officer and Director (Principal Executive Officer)	November 22, 2002

/s/ GEOFFREY A. BURNS Geoffrey A. Burns	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 22, 2002

/s/ WAYNE L. VINCENT Wayne L. Vincent	Controller and Chief Accounting Officer (Principal Accounting Officer)	November 25, 2002

/s/ CECIL D. ANDRUS Cecil D. Andrus	Director	November 19, 2002

J. Kenneth Thompson	Director	November , 2002

Signature	Title	Date

/s/ JAMES J. CURRAN James J. Curran	Director	November 19, 2002

/s/ XAVIER GARCIA DE QUEVEDO TOPETE Xavier Garcia de Quevedo Topete	Director	November 20, 2002

/s/ JAMES A. MCCLURE James A. McClure	Director	November 19, 2002

/s/ ROBERT E. MELLOR Robert E. Mellor	Director	November 22, 2002

/s/ JOHN H. ROBINSON John H. Robinson	Director	November 20, 2002

/s/ DANIEL TELLECHEA SALIDO Daniel Tellechea Salido	Director	November 20, 2002

/s/ TIMOTHY R. WINTERER Timothy R. Winterer	Director	November 19, 2002

EXHIBIT INDEX

Exhibit
Number		Description

**1	(a)	Form of Underwriting Agreement relating to the securities offered by this registration statement.
*4	(a)	Articles of Incorporation of the Registrant and amendments thereto. (Incorporated herein by reference to Exhibit 3(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1988).
*4	(b)	Bylaws of the Registrant and amendments thereto. (Incorporated herein by reference to Exhibit 3(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1988).
*4	(c)	Certificate of Designations, Powers and Preferences of the Series A Junior Preferred Stock of the Registrant, as filed with Idaho Secretary of State on May 25, 1989 (Incorporated by reference to Exhibit 4(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1989).
*4	(d)	Restated and Amended Articles of Incorporation of the Registrant as filed with the Secretary of State of the State of Idaho effective September 13, 1999. (Incorporated herein by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999).
**4	(e)	Form of Indenture.
**4	(f)	Form of Warrant.
5	(a)	Legal opinion of Gibson, Dunn & Crutcher LLP regarding the legality of the securities being registered under this registration statement.
5	(b)	Legal opinion of William F. Boyd regarding the legality of the securities being registered under this registration statement.
12		Statement regarding computation of ratio of earnings to fixed charges.
23	(a)	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5(a)).
23	(b)	Consent of William F. Boyd (included in Exhibit 5(b)).
24		Powers of Attorney. (Included on Page II-4 as part of the signature pages hereto).
**25		Statement of Eligibility of Trustee on Form T-1.

*	Previously filed.

**	To be filed by amendment when necessary or incorporated by reference as may be required with the offering of securities.